Exhibit 10.2

KINGSOFT INTERNET SOFTWARE HOLDINGS LIMITED

(the “Company”)

2013 EQUITY INCENTIVE PLAN

1.	Purpose of the Plan

  The purpose of the Plan is to aid the Company and its Affiliates in recruiting and retaining key employees, directors or consultants of outstanding ability and to motivate such employees, directors or consultants to exert their best efforts on behalf of the Company and its Affiliates by providing incentives through the granting of Awards. The Company expects that it will benefit from the added interest which such key employees, directors or consultants will have in the welfare of the Company as a result of their proprietary interest in the Company’s success.

LR17.03 (1)

2.	Definitions

The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

	(a)	Applicable Laws: All laws, statutes, regulations, ordinances, rules or governmental requirements that are applicable to this Plan or any Award granted pursuant to this Plan, including but not limited to applicable laws of the People’s Republic of China, the United States and the Cayman Islands, and the rules and requirements of any applicable national securities exchange.

	(b)	Act: The U.S. Securities Exchange Act of 1934, as amended, or any successor thereto.

	(c)	Affiliate: With respect to the Company, any entity directly or indirectly controlling, controlled by, or under common control with, the Company or any other entity designated by the Board in which the Company or an Affiliate has an interest.

	(d)	Award: An Option, Share Appreciation Right or Other Share-Based Award.

	(e)	Beneficial Owner: A “beneficial owner”, as such term is defined in Rule 13d-3 under the Act (or any successor rule thereto).

	(f)	Board: The board of directors of the Company.

	(g)	Code: The U.S. Internal Revenue Code of 1986, as amended, or any successor thereto.

	(h)	Committee: The compensation committee of the Board, provided, however, prior to completion an initial public offering of the Shares, the Committee shall mean the Board.

	(i)	Company: Kingsoft Internet Software Holdings Limited, a company incorporated under the laws of the Cayman Islands.

	(j)	Effective Date: has the meaning ascribed in Section 23.

(k)	Employment: The term “Employment” as used herein shall be deemed to refer to (i) a Participant’s employment if the Participant is an employee of the Company or any of its Affiliates, (ii) a Participant’s services as a consultant, if the Participant is consultant to the Company or its Affiliates and (iii) a Participant’s services as an non-employee director, if the Participant is a non-employee member of the Board.

(l)	Fair Market Value: On a given date, (i) if there should be a public market for the Shares on such date, the closing price of the Shares as reported on such date on the Composite Tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or (ii) if there should not be a public market for the Shares on such date, the Fair Market Value shall be the value established by the Committee in good faith.

(m)	GEM: Growth Enterprise Market, a stock market operated by the HKSE

(n)	HKSE: The Stock Exchange of Hong Kong Limited.

(o)	HKSE Listing Rules: The Rules Governing the Listing of Securities on the HKSE, as may be amended or supplemented from time to time.

(p)	ISO: An Option that is also an incentive share option granted pursuant to Section 8(d) of the Plan.

(q)	Kingsoft: Kingsoft Corporation Limited, a company listed on the HKSE.

(r)	LSAR: A limited share appreciation right granted pursuant to Section 9(d) of the Plan.

(s)	Offer Date: means in respect of an Award, the day on which the granting of such Award is approved by the Committee.

(t)	Option: A share option granted pursuant to Section 8 of the Plan.

(u)	Option Limit: The total number of Options which may be issued under the Plan pursuant to Section 5(a).

(v)	Option Price: The purchase price per Share of an Option, as determined pursuant to Section 8(a) of the Plan.

(w)	Other Share-Based Awards: Awards granted pursuant to Section 10 of the Plan.

(x)	Parent: Kingsoft Corporation Limited, a company listed on the HKSE.

(y)	Participant: An employee, director or consultant of the Company, the Parent or its Affiliates who is selected by the Committee to participate in the Plan.

(z)	Person: A “person”, as such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).

(aa)	Plan: This Kingsoft Internet Software Holdings Limited 2013 Equity Incentive Plan.

	(bb)	Plan Limit: The total number of Shares which may be issued under the Plan pursuant to Section 4.

	(cc)	Shares: Ordinary Shares of the Company, par value US$0.000025 per share.

	(dd)	Share Appreciation Right: A share appreciation right granted pursuant to Section 9 of the Plan.

	(ee)	Subsidiary: A corporation or other entity of which a majority of the outstanding voting shares or voting power is beneficially owned directly or indirectly by the Company.

3.	Prerequisite condition

	(a)	This Plan shall take effect subject to and is conditional upon the passing of the necessary resolutions by the directors and shareholders of the Company and Kingsoft in meetings called for the purpose of approving and adopting the rules of this Plan; and

	(b)	In the event that the condition in Section 3(a) is not satisfied, this Plan shall have no effect whatsoever.

4.	Shares Subject to the Plan

  The total number of Shares which may be issued under the Plan is 64,497,718 Shares (the “Plan Limit”) representing 6.44% of the total number of Shares in issue at the date of approval of the Plan, unless otherwise (i) approved by Kingsoft’s shareholders and the Company’s shareholders in general meeting, or (ii) in case the Company ceases being a subsidiary (as defined in the HKSE Listing Rules) of Kingsoft, approved by the Company’s shareholders in general meeting. The Shares may consist, in whole or in part, of authorized and unissued Shares or Shares purchased on the open market. The issuance of Shares or the payment of cash upon the exercise of an Award shall reduce the total number of Shares available under the Plan, as applicable. Shares which are subject to Awards which terminate or lapse without the payment of consideration may be granted again under the Plan.

5.	Certain Provisions relating to Options

	(a)	Pursuant to Section 4, the total number of Shares which may be issued upon exercise of all Options to be granted under the Plan shall not in aggregate exceed 64,497,718 Shares which is lower than 10 percent of the total number of Shares in issue on the date of approval of the Plan unless otherwise approved by the shareholders of the Company and Kingsoft in general meeting. Options lapsed in accordance with the terms of the Plan will not be counted for the purpose of calculating the total number of Shares.	LR17.03 (3)

	(b)	The total number of Shares issued and to be issued upon exercise of the Options granted to each Participant (including both exercised and outstanding Options) in any 12-month period must not exceed 1 % of the total number of Shares in issue. Where any further grant of Options to a Participant would result in the total number of Shares issued and to be issued upon exercise of all the Options granted and to be granted to such person (including exercised, cancelled and outstanding Options) in	LR17.03 (4)

the 12-month period up to and including the date of such further grant representing in aggregate over 1 % of the total number of Shares in issue, such further grant must be separately approved by the Company’s shareholders and Kingsoft’s shareholders in general meeting with such Participant and his associates (as defined in the HKSE Listing Rules) abstaining from voting. A circular must be sent to the Company’s shareholders and Kingsoft’s shareholders and the circular must disclose the identity of the Participant, the number and terms of the Options to be granted and Options previously granted to such Participant and the information as required under the HKSE Listing Rules and the disclaimer required under Rule 17.02(4) of the HKSE Listing Rules. The number and terms (including the Option Price) of the Options to be granted to such Participant must be fixed before the approval of the Company’s shareholders and Kingsoft’s shareholders and the date of the meeting of the Board for proposing such further grant of Option(s) should be taken as the date of Offer for the purpose of calculating the Offer Price.

(c)	The Committee may seek approval of the Company’s shareholders and Kingsoft’s shareholders in general meeting for refreshing the 10% limit under the Plan save that the total number of Shares which may be issued upon exercise of all Options to be granted under the Plan and any other share option schemes of the Company under the limit as “refreshed” shall not exceed 10 % of the total number of Shares in issue as at the date of approval of the limit as “refreshed”. Options previously granted under this Plan or any other share option schemes of the Company (including Options outstanding, cancelled, lapsed or exercised in accordance with the terms of this Plan or any other share option schemes of the Company) will not be counted for the purpose of calculating the limit as “refreshed”. For the purpose of seeking the approval of the Company’s shareholders and Kingsoft’s shareholders under this Section 5(c), a circular containing the information as required under the HKSE Listing Rules must be sent to the Company’s shareholders and Kingsoft’s shareholders.	LR17.03 (3) Note (1)

(d)	The Committee may seek separate approval of the Company’s shareholders and Kingsoft’s shareholders in general meeting for granting Options beyond the 10% limit set out in Section 5(a) provided that the Options in excess of the limit are granted only to Participants specifically identified by the Company before such approval is sought. A circular must be sent to the Company’s shareholders and Kingsoft’s shareholders containing a generic description of the specified Participants who may be granted such Options, the number and terms of the Options to be granted, the purpose of granting such Options to the specified Participants with an explanation as to how the terms of Options serve such purpose and the information as required under the HKSE Listing Rules and the disclaimer required under Rule 17.02(4) of the HKSE Listing Rules.	LR17.03 (3) Note (1)

(e)	Maximum limit. Any increase in the Option Limit pursuant to Sections 5(c) or 5(d) shall in no event result in the number of Shares which may be issued upon exercise of all outstanding Options granted and yet to be exercised under this Plan and the other schemes exceeding 30% of the Shares in issue from time to time. No Options may be granted under the Plan if this will result in the limit set out in this paragraph being exceeded.	LR17.03 (3) Note (2)

(f)	Connected persons.

	(i)	If the Committee determines to offer to grant Options to a director, chief executive or substantial shareholder of the Company or Kingsoft or any of their respective associates (as defined in the HKSE Listing Rules), such grant shall be subject to the approval by the independent non-executive directors of Kingsoft at the time of determination (and in the event that the Committee offers to grant Options to an independent non-executive director of Kingsoft at the time of determination, the vote of such independent non-executive director shall not be counted for the purposes of approving such grant).	LR17.04 (1)

	(ii)	If the Committee determines to offer to grant Options to a substantial shareholder or an independent non-executive director of Kingsoft (or any of their respective associates) and that grant would result in the Shares issued and to be issued upon exercise of all Options already granted and to be granted (including Options exercised, cancelled and outstanding) to such person under this Plan and the other schemes in the 12-month period up to and including the Offer Date (i) representing in aggregate over 0.1%, or such other percentage as may be from time to time provided under the HKSE Listing Rules, of the Shares in issue on the Offer Date; and (ii) (where the Shares are listed on the Stock Exchange), having an aggregate value, based on the closing price of the securities on the Offer Date, in excess of HK$5 million, such grant shall be subject to, in addition to the approval of the independent non-executive directors of the compensation committee of Kingsoft as referred to under Section 5(f)(i), the issue of a circular to the Company’s shareholders and Kingsoft’s shareholders and separate approval of the Company’s shareholders and Kingsoft’s shareholders in general meeting by way of a poll convened and held in accordance with the relevant Memorandum of Association and Articles of Association at which all connected persons (as defined in the HKSE Listing Rules) of the Company or Kingsoft shall abstain from voting in favour of the resolution concerning the grant of such Options at the general meeting, and/or such other requirements prescribed under the HKSE Listing Rules from time to time. Unless provided otherwise in the HKSE Listing Rules, the date of the board meeting of the Company at which such board of directors proposes to grant the proposed Options to that eligible Participant shall be taken as the Offer Date for the purpose of calculating the Option Price. Any change in the terms of the Options granted to a substantial shareholder of Kingsoft or an independent non-executive director of Kingsoft, or any of their respective associates must be approved by the shareholders of the Company and Kingsoft in their respective general meetings.	LR17.04 (1) LR17.04 (3)(d) Note (1)

	(iii)	The circular to be issued to the Company’s shareholders and Kingsoft’s shareholders pursuant to Section 5(f)(ii) shall contain the following information:	LR17.04 (3)

(a) the details of the number and terms (including the Option Price) of the Options to be granted to each eligible Participant which must be fixed before the shareholders’ meeting and the Offer Date (which shall be the date of the board meeting at which the Committee proposes to grant the proposed Options to that eligible Participant);

		(b)	a recommendation from the independent non-executive directors of Kingsoft (excluding any independent non-executive director who is the relevant Participant) to the independent shareholders of the Kingsoft as to voting;

		(c)	the information required under Rules 17.02(2)(c) and (d) and the disclaimer required under Rule 17.02(4) of the HKSE Listing Rules; and

		(d)	the information required under Rule 2.17 of the HKSE Listing Rules.

6.	Administration and Eligibility

	(a)	The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are intended to qualify as “Non-Employee Directors” within the meaning of Rule 16b-3 under the Act (or any successor rule thereto) and an “independent director” as defined in the NYSE Listed Company Manual or the NASDAQ Listing Rules, as applicable, provided, however, prior to completion of an initial public offering of the Shares, the Committee may delegate its duties and powers in whole or in part to any individual. Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or its subsidiaries or a company acquired by the Company or with which the Company combines. The number of Shares underlying such substitute awards shall be counted against the aggregate number of Shares available for Awards under the Plan. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. Furthermore, the Committee may for tax planning purposes for any or all Participants, amend the Plan without consent of any Participant. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors). The Committee shall have the full power and authority to establish the terms and conditions of any Award consistent with the provisions of the Plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions). The Committee shall require payment of any amount it may determine to be necessary to withhold for any applicable taxes as a result of the exercise, grant or vesting of an Award. Unless the Committee specifies otherwise, the Participant may elect to pay a portion or all of such withholding taxes by (a) delivery in Shares or (b) having Shares withheld by the Company from any Shares that would have otherwise been received by the Participant.

	(b)(i)	Authority of Committee. Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:

		(a)	designate Participants to receive Awards;	LR17.03 (6)

		(b)	determine the type or types of Awards to be granted to each Participant;	LR17.03 (7)

		(c)	determine the number of Awards to be granted and the number of Shares to which an Award will relate;

		(d)	determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, the repurchase and redeem of any Award, any minimum period for which the Award must be held for before it can be exercised, any performance targets which must be achieved before an Award can be exercised, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines;	LR17.03 (8) LR17.03 (9)

		(e)	determine whether, to what extent, and pursuant to what circumstances and amount an Award may be settled in, or the exercise price of an Award may be paid in, cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered; and

		(f)	establish trust and restructure the administration of the Plan for tax purposes without the consent of a Participant if such action would provide tax benefit to the Participant without diminishing any of its rights under any Award theretofore granted to such Participant under the Plan.

	(c)	Eligibility. Persons eligible to participate in this Plan include Participants of the Company, its Subsidiaries and the Parent, as determined by the Committee on the basis of the Participants’ contribution to the development and growth to the Company, its Subsidiaries and the Parent.		LR17.03 (2)

7.	Limitations

No Award may be granted under the Plan after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

8.	Terms and Conditions of Options

  Options granted under the Plan shall be, as determined by the Committee, non-qualified or incentive share options for U.S. federal income tax purposes, as evidenced by the related Award agreements, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

LR17.04 (3)

	(a)	Option Price. The Option Price per Share shall be determined by the Committee in its absolute discretion, subject to the adjustment referred to in Section 11, but in any event shall be in compliance with the HKSE Listing Rules from time to time unless the Company ceases being a subsidiary (as defined in the HKSE Listing Rules) of Kingsoft.		LR17.03 (9) Note (2)

(b)	Exercisability. Options granted under the Plan shall be exercisable at such time and upon such terms and conditions, if any, as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted.	LR17.03 (5)

(c)	Exercise of Options. Except as otherwise provided in the Plan or in an Award agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of this Section 8 of the Plan, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to clauses (i), (ii), (iii) or (iv) in the following sentence. The purchase price for the Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise at the election of the Participant (i) in cash or its equivalent (e.g., by check), (ii) to the extent permitted by the Committee, in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; provided, that such Shares have been held by the Participant for no less than six months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment applying generally accepted accounting principles), (iii) partly in cash and, to the extent permitted by the Committee and subject to the other requirements and conditions set forth above in (ii), partly in Shares or (iv) if there is a public market for the Shares at such time, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Shares being purchased. No Participant shall have the voting, dividend, transfer and other rights, including those arising on a liquidation of the Company or Kingsoft, attaching to the Shares subject to an Option and (if appropriate) any such rights attaching to the Options themselves until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan. The Shares to be allotted upon the exercise of an Option will rank pari passu in all respect with and shall have the same voting, dividend, transfer and other rights as attached to other fully paid Shares in issue after the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.	LR17.03 (10)

(d)	ISOs. The Committee may grant Options under the Plan that are intended to be ISOs. Such ISOs shall comply with the requirements of Section 422 of the Code (or any successor section thereto). No ISO may be granted to any Participant who at the time of such grant, owns more than ten percent of the total combined voting power of all classes of shares of the Company or of any Subsidiary, unless (i) the Option Price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. Any Participant who disposes of Shares acquired upon the exercise of an ISO either (i) within two years after the date of grant of such ISO or (ii) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition. All Options granted under the Plan are intended to be nonqualified share options, unless the applicable Award agreement expressly states that the Option is intended to be an ISO. If an Option is intended to be an ISO, and if for any reason such Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a nonqualified share option granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to nonqualified share options. In no event shall any member of the Committee, the Company or any of its Affiliates (or their respective employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Option to qualify for any reason as an ISO.

	(e)	Attestation. Wherever in this Plan or any agreement evidencing an Award a Participant is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.

9.	Terms and Conditions of Share Appreciation Rights

	(a)	Grants. The Committee also may grant (i) a Share Appreciation Right independent of an Option or (ii) a Share Appreciation Right in connection with an Option, or a portion thereof. A Share Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same number of Shares covered by an Option (or such lesser number of Shares as the Committee may determine) and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 9 (or such additional limitations as may be included in an Award agreement).

	(b)	Terms. The exercise price per Share of a Share Appreciation Right shall be an amount determined by the Committee but in no event shall such amount be less than the greater of (i) the Fair Market Value of a Share on the date the Share Appreciation Right is granted or, in the case of a Share Appreciation Right granted in conjunction with an Option, or a portion thereof, the Option Price of the related Option and (ii) the minimum amount permitted by Applicable Laws. Each Share Appreciation Right granted independent of an Option shall entitle a Participant upon exercise to an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share, times (ii) the number of Shares covered by the Share Appreciation Right. Each Share Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to the Company the unexercised Option, or any portion thereof, and to receive from the Company in exchange therefore an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the Option Price per Share, times (ii) the number of Shares covered by the Option, or portion thereof, which is surrendered. The date a notice of exercise is received by the Company shall be the exercise date. Payment shall be made in Shares or in cash, or partly in Shares and partly in cash (any such Shares valued at such Fair Market Value), all as shall be determined by the Committee. Share Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the Share Appreciation Right is being exercised. No fractional Shares will be issued in payment for Share Appreciation Rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share.

	(c)	Limitations. The Committee may impose, in its discretion, such conditions upon the exercisability or transferability of Share Appreciation Rights as it may deem fit.

	(d)	Limited Share Appreciation Rights. The Committee may grant LSARs that are exercisable upon the occurrence of specified contingent events. Such LSARs may provide for a different method of determining appreciation, may specify that payment will be made only in cash and may provide that any related Awards are not exercisable while such LSARs are exercisable. Unless the context otherwise requires, whenever the term “Share Appreciation Right” is used in the Plan, such term shall include LSAR.

10.	Other Share-Based Awards

  The Committee, in its sole discretion, may grant or sell Awards of Shares, Awards of restricted Shares and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares (“Other Share-Based Awards”). Such Other Share-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive, or vest with respect to, one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Share-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Share-Based Awards will be made, the number of Shares to be awarded under (or otherwise related to) such Other Share-Based Awards; whether such Other Share-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).

11.	Adjustments Upon Certain Events

	(a)	In the event of a capitalization issue, rights issue, sub-division or consolidation of the Shares or reduction of capital of the Company (other than an issue of the Shares as consideration in respect of a transaction to which the Company is a party), the Committee in its sole discretion and without liability to any person shall make such substitution or adjustment in the Option Price or the number of the Shares subject to the Options already granted and to the Plan in accordance with the requirement under Rule 17.03 (13) of the HKSE Listing Rules. Any adjustments shall be made on the basis that the proportion of the issued share capital of the Company to which a Participant is entitled after such adjustments shall remain the same as that to which he/she was entitled before the occurrence of the event giving rise to such adjustments and no such adjustments shall be made the effect of which would be to enable any Share to be issued at less than its nominal value. The issue of securities of the Company as consideration in a transaction may not be regarded as a circumstance requiring an adjustment. An independent financial adviser or auditors (acting as experts and not as arbitrators) must certify in writing to the Committee and the board of Kingsoft that the adjustments satisfy the requirements of Rule 17.03(13) of the HKSE Listing Rules in respect of any such adjustments.	LR17.03 (13)

	(b) In the event that Kingsoft resolves to seek a separate listing of the Company on the Main Board or GEM of HKSE or an overseas stock exchange, the Option Price per Shares of the Options determined pursuant to Section 8(a) granted after Kingsoft resolves to seek such listing and up to the listing date of the Company must be adjusted to not lower than the new issue price of the Company upon such listing. In particular, any Options granted during the period commencing six months before the lodgement of Form A1 (or its equivalent for listing on GEM or the overseas stock exchange) and up to the listing date of the Company are subject to the requirement set out in this paragraph. Such grant of Options during such period shall also comply with the then applicable HKSE Listing Rules (or GEM listing rules).	LR17.03 (9) Note (2)

12.	No Right to Employment or Awards

  The granting of an Award under the Plan shall impose no obligation on the Company or any Subsidiary to continue the Employment of a Participant and shall not lessen or affect the Company’s or Subsidiary’s right to terminate the Employment of such Participant. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

13.	Successors and Assigns

  The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

14.	Nontransferability of Awards; Repurchase of Awards and Shares

  Unless otherwise determined by the Committee, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution and an Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant; provided that an Option granted under the Plan to a Participant shall not be transferable or assignable and shall be personal to the Participant.

LR17.03 (10) LR17.03 (17)

  Notwithstanding the foregoing, no provision herein shall prevent or forbid transfers by will, by the laws of descent and distribution, to a trust that was established solely for tax planning purposes and not for purposes of profit or commercial activity or, to one or more “family members” (as such term is defined in SEC Rule 701 promulgated under the Securities Act of 1933, as amended) by gift or pursuant to a qualified domestic relations order.

  Any Award granted under the Plan and any Share acquired after exercise of such Award may be repurchased by the Company from the Participant in accordance with the terms of the documents pursuant to which such Award is granted.

15.	Amendments or Termination

	(a)	The Board may amend or alter the Plan, but no amendment or alteration shall be made, (a) without the approval of the shareholders of the Company, if such action would (except as is provided in Section 11 of the Plan), increase the total number of Shares reserved for the purposes of the Plan or change the maximum number of Shares for which Awards may be granted to any Participant, in each case only to the extent such approval is required by the principal national securities exchange on which the Shares are listed or admitted to trading, or (b) without the consent of a Participant, if such action would diminish any of the rights of the Participant under any Award theretofore granted to such Participant under the Plan; provided, however, that the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of any Applicable Laws. For the purpose of this Section 15(a), unless the Company ceases being a subsidiary (as defined in the HKSE Listing Rules) of Kingsoft, Applicable Laws shall include, but not be limited to, (a) the provisions relating to the matters set out in Rule 17.03 of the HKSE Listing Rules cannot be altered to the advantage of Participants without the prior approval of the Company’s shareholders and Kingsoft’s shareholders in general meeting; (b) any alteration to the terms and conditions of the Plan which are of a material nature or any change to the terms of Options granted must be approved by the Company’s shareholders and Kingsoft’s shareholders, except where the alterations take effect automatically under the existing terms of the Plan; (c) the amended terms of this Plan or the Options shall remain in compliance with Chapter 17 of the HKSE Listing Rules, unless waived by the HKSE; and (d) any change to the authority of the directors or the administrator of the Plan in relation to any alteration to the terms of the Plan must be separately approved by the Company’s shareholders and Kingsoft’s shareholders in general meeting.	LR17.03 (18) Note (1) – (4)

Without limiting the generality of the foregoing, to the extent applicable, notwithstanding anything herein to the contrary, this Plan and Awards issued hereunder shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretative guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any amounts payable hereunder will be taxable to a Participant under Section 409A of the Code and related Department of Treasury guidance prior to payment to such Participant of such amount, the Company may (a) adopt such amendments to the Plan and Awards and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder and/or (b) take such other actions as the Committee determines necessary or appropriate to comply with the requirements of Section 409A of the Code.

	(b)	Awards Previously Granted. Except with respect to amendments made pursuant to Section 15(a), no amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant.	LR17.03 (16)

The Company may by resolution in its general meeting at any time terminate the operation of the Plan and in such event no further Options will be offered, but the provisions of the Plan shall remain in full force and effect to the extent necessary to give effect to the exercise of any Options (to the extent not already exercised) granted prior to the termination. The Options (to the extent not already exercised) granted prior to such termination shall continue to be valid and exercisable in accordance with the Plan.

16.	Multiple Jurisdictions

  In order to assure the viability of Awards granted to Participants employed in various jurisdictions, the Committee may, in its sole discretion, provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom applicable in the jurisdiction in which the Participant resides or is employed. Moreover, the Committee may approve such supplements to, amendments, restatements, or alternative versions of the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements or alternative versions shall increase the Share limitation contained in Section 4 hereof. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted that would violate any Applicable Laws.

17.	Distribution of Shares

  The obligation of the Company to make payments in Shares pursuant to an Award shall be subject to all Applicable Laws and to any such approvals by government agencies as may be required. Additionally, in the discretion of the Committee, American depositary shares, or ADSs, may be distributed in lieu of Shares in settlement of any Award, provided that the ADSs shall be of equal value to the Shares that would have otherwise been distributed. If the number of Shares represented by an ADS is other than on a one-to-one basis, the limitations contained in Section 4 shall be adjusted to reflect the distribution of ADSs in lieu of Shares.

18.	Taxes

  No Shares shall be delivered under the Plan to any Participant until such Participant has made arrangements acceptable to the Committee for the satisfaction of any income and employment tax withholding obligations under any Applicable Laws, in particular, the tax laws, rules, regulations and government orders of the People’s Republic of China or the U.S. federal, state or other local tax laws, as applicable. The Company and each of its Subsidiaries shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s payroll tax obligations, if any) required to be withheld under any Applicable Laws with respect to any Award issued to the Participant hereunder. The Committee may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company withhold Shares otherwise issuable under an Award (or allow the return of Shares) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of Shares which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award after such Shares were acquired by the Participant from the Company) in order to satisfy the Participant’s federal, state, local and other income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall, unless specifically approved by the Committee, be limited to the number of Shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and other income tax any payroll tax purposes that are applicable to such taxable income.

19.	Lapse of Option

An Option shall lapse automatically and not be exercisable (to the extent not already exercised) on the earliest of:		LR17.03 (12)

(a) the expiry date relevant to that Option;

(b) the date of commencement of the winding-up of the Company (as determined in accordance with the Companies Law (as amended) of the Cayman Islands);

  (c) the date on which the Participant ceases to be eligible by reason of the termination of his relationship with the Company and/or any of the Affiliates on any one or more of the grounds that he has been guilty of serious misconduct or has been convicted of any criminal offence involving his integrity or honesty or in relation to an employee of the Company and/or any of the Affiliates (if so determined by the Committee) on any other ground on which an employer would be entitled to terminate his employment at common law or pursuant to any applicable laws or under the Participant’s service contract with the Company or the relevant Affiliate. A resolution of the Board or the board of directors of the relevant Affiliate to the effect that the relationship of a Participant has or has not been terminated on one or more of the grounds specified in this paragraph shall be conclusive; and

(d) the date on which certain circumstances as provided in the related Award agreement or otherwise agreed upon between the Company and the Participant are satisfied.

20.	Cancellation Of Options

  Options Granted but not Exercised. Any cancellation of Options granted but not exercised may be effected on such terms as may be agreed with the relevant Participant, as the Committee may in its absolute discretion sees fit and in a manner that complies with applicable legal requirements for such cancellation under the Applicable Laws.

LR17.03 (14)

  Where the Company cancels the Options granted to a Participant and issues new ones to the same Participant, the issue of such new Options may only be made under the Plan with available unissued options (excluding the cancelled options) within the limited approved by the Company’s shareholders and Kingsoft’s shareholders.

21.	Administration of the Plan

  Notwithstanding any provision in the Plan, the Committee shall, at all time, administer the Plan and exercise its power pursuant to the terms of this Plan in accordance with the relevant requirements under the HKSE Listing Rules.

22.	Choice of Law

The Plan shall be governed by and construed in accordance with the laws of the state of New York.

23.	Effectiveness of the Plan

  The Plan shall be effective as of the date on which the condition in Section 3(a) becomes unconditional (the “Effective Date”) and shall terminate ten years later, subject to earlier termination by the Board pursuant to Section 15 hereof.

LR17.03 (11)

24.	Effectiveness of certain provisions relating to Options

As of the time when the Company ceases being a subsidiary (as defined in the HKSE Listing Rules) of Kingsoft, the provisions under Sections 5, 11(b) and 21 shall cease to be effective.